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                                                                EXHIBIT 5.1
                        GIBSON, DUNN & CRUTCHER
                                 LAWYERS
                         333 SOUTH GRAND AVENUE
                   LOS ANGELES, CALIFORNIA 90071-3197
                                 ------
                            (213) 229-7000
                      TELEX: 674930 GIBTRASK LSA
                       FACSIMILE: (213) 229-7520

                           January 13, 1995



WRITER'S DIRECT DIAL NUMBER                                   OUR FILE NUMBER

      (213) 229-7000                                           C 16084-00090


Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245

       Re:  Computer Sciences Corporation -
            Form S-3 Registration Statement
            filed January 13, 1995 with the
            Securities and Exchange Commission

Gentlemen:

       We have acted as counsel for Computer Sciences Corporation, a Nevada corporation (the "Company"), in connection with the registration by the Company of 4,600,000 shares of the Company's Common Stock, $1.00 par value, and the 4,600,000 Preferred Stock Purchase Rights attached to such shares of Common Stock (collectively, the "Shares"), on the Form S-3 Registration Statement filed with the Securities and Exchange Commission (the "Commission") on January 13, 1995 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Of the 4,600,000 Shares, 600,000 Shares are subject to options granted to the Underwriters (as defined below) by the Company to cover over-allotments. We understand that the Company proposes to sell the Shares to a group of underwriters (the "Underwriters") represented by Goldman, Sachs & Co., Goldman Sachs International, Merrill Lynch & Co.
and Merrill Lynch International Limited for offering to the public.

       We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made

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Computer Sciences Corporation
January 13, 1995
Page 2


such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

       Based on the foregoing and in reliance thereon, and subject to the effectiveness on the Registration Statement under the Act, we are of the opinion that (i) the Shares have been duly authorized, and (ii) the Shares, when issued and sold in accordance with the terms of the Registration Statement and the underwriting agreements to be entered into between the Company and the Underwriters, substantially in the form filed as exhibits to the Registration Statement, will be legally issued, fully paid and nonassessable.

       The Company is incorporated under the laws of the State of Nevada. We are not admitted to practice in Nevada. However, we are generally familiar with the Nevada General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Nevada, California and federal law.

       We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.


                                       Very truly yours,

                                       /s/ Gibson, Dunn & Crutcher

                                       GIBSON, DUNN & CRUTCHER